UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2015, Casey's General Stores, Inc. (the "Company") entered into an Amendment to Restricted Stock Units Agreement (June 6, 2014) (the "RSU Amendment") with Robert J. Myers, President and Chief Executive Officer. The RSU Amendment modifies the vesting provision in a June 6, 2014 award agreement between the Company and Mr. Myers (relating to an award of 3,250 restricted stock units that vest on June 6, 2017) to allow vesting of the award following Mr. Myers’ retirement from employment.

The foregoing summary of the RSU Amendment is a general description only and is qualified in its entirety by reference to the full text of the RSU Amendment which is filed as Exhibit 99.1 to this Current Report, and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On August 17, 2015, the Company reported July 2015 same-store sales results for stores open for one full year. Same-store sales for prepared food and fountain increased 10.2%, and grocery and other merchandise increased 8.2% in July 2015 compared to July 2014.

Same-store fuel gallons sold increased 5.3% in July 2015 compared to July 2014. The fuel margin was above the Company's fiscal 2016 goal of 16.7 cents per gallon. The average retail price of fuel sold during July 2015 was $2.59 per gallon.

The information contained in this Item is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

The exhibits accompanying this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Date: August 17, 2015	By:	/s/ William J. Walljasper

William J. Walljasper
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit            Description

99.1	Amendment to Restricted Stock Units Agreement (June 6, 2014) with Robert J. Myers, dated August 14, 2015